UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2012

DFC Global Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2011, DFC Global Corp. ("DFC") entered into a new senior secured credit facility with a syndicate of lenders, the administrative agent for which is Wells Fargo Bank, National Association. A copy of the credit agreement executed in connection with the entry into the new facility was filed as an exhibit to the Current Report on Form 8-K filed by DFC with the Securities and Exchange Commission on March 9, 2011 (as amended to date, the "Credit Agreement").

The Credit Agreement provides for initial commitments of $200 million under a global revolving credit facility, with the potential, at DFC’s option, to increase the commitments under the facility to $250 million.

On February 23, 2012 and February 29, 2012, Barclays Bank PLC and Deutsche Bank AG New York Branch, respectively, agreed to become lenders under the Credit Agreement, increasing the commitments under the global revolving credit facility to $235 million.

DFC issued a press release to announce the increase in the commitments under the Credit Agreement. A copy of the press release, which was issued on February 29, 2012, is furnished as Exhibit 99.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

99.1 Press Release issued by DFC Global Corp. on February 29, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

February 29, 2012	By:	/s/ Randy Underwood

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by DFC Global Corp. on February 29, 2012.